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                                                                      EXHIBIT 21



                    HEALTHDYNE INFORMATION ENTERPRISES, INC.
                           SUBSIDIARIES OF THE COMPANY

                                                       JURISDICTION OF                         NAMES UNDER WHICH
                  NAME                                  INCORPORATION                       SUBSIDIARIES DO BUSINESS
                  ----                                  -------------                       ------------------------


HUBLink, Inc.                                               Ohio                    Healthdyne Information Enterprises, Inc.


Criterion Health Strategies, Inc.                         Tennessee                 Healthdyne Information Enterprises, Inc.


DataView Imaging International, Inc.                       Georgia


Healthcare Communications, Inc.                             Texas                   Healthdyne Information Enterprises, Inc.


Integrated Healthcare Solutions, Inc.(formerly,            Georgia                  Healthdyne Information Enterprises, Inc.
     Clinical Assessment Support System,
     Inc.)


Note: The above subsidiaries (except for DataView Imaging International, Inc. in which the Company owns 19.5% equity ownership interest) are wholly-owned subsidiaries of the Company.